EXHIBIT 99.1
Apyx Medical Corporation Reports Third Quarter 2020 Financial Results

CLEARWATER, FL — NOVEMBER 9, 2020 - Apyx Medical Corporation (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of Helium Plasma Technology, marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market, today reported financial results for its third quarter ended September 30, 2020.

Third Quarter 2020 Financial Summary:

•Total revenue of $7.0 million, down 8.2% year-over-year.
◦Advanced Energy revenue of $5.5 million, down 10.1% year-over-year.
◦OEM revenue of $1.5 million, down 0.4% year-over-year.
•GAAP net loss of $3.7 million, compared to GAAP net loss of $4.4 million for the third quarter of 2019.
•Adjusted EBITDA loss of $3.1 million, compared to adjusted EBITDA loss of $3.8 million for the third quarter of 2019.
•As of September 30, 2020, the Company had cash and cash equivalents of $43.5 million, compared to $58.8 million as of December 31, 2019. As of September 30, 2020, the Company had working capital of $58.1 million, compared to $64.4 million as of December 31, 2019.

Highlights Subsequent to Quarter End:

•On October 20, 2020 the Company announced the publication of two separate peer-reviewed articles published in the journal, Dermatological Reviews:
◦“A Retrospective Chart Review of Subdermal Neck Coagulation Using Helium Plasma Technology” (Article link: https://doi.org/10.1002/der2.32)
◦“Safety and Efficacy of Helium Plasma for Subdermal Coagulation” (Article link: https://doi.org/10.1002/der2.34)
•On November 9, 2020, the Company announced that it has completed subject enrollment in a U.S. Investigational Device Exemption (IDE) clinical study evaluating the use of its Renuvion technology in dermal resurfacing procedures.
•On November 9, 2020, the Company announced that it has received FDA approval for its Safety Report for Feasibility Study (Phase I) of its U.S. IDE clinical study evaluating the use of its Renuvion technology in skin laxity procedures in the neck and submental region.

Management Comments:

“We were pleased to see improving trends in our Advanced Energy business as the global recovery continued to progress during the third quarter,” said Charlie Goodwin, President and Chief Executive Officer. “While our third quarter revenue decreased 8% year-over-year due to the continued impacts of the COVID-19 pandemic, we saw strong utilization of our Renuvion handpieces from existing customers in the U.S., along with shipments to several new customers in our international markets, which helped to offset sluggish global demand for generators during the third quarter. Our team continues to do an excellent job of supporting our customers during this challenging time. In addition to their efforts, our third quarter financial performance benefited from our initiatives to reduce near-term spending, while continuing to invest in key initiatives related to our long-term growth strategy."

Mr. Goodwin continued: “While we were pleased to see overall improvement in our Advanced Energy business trends during the third quarter, demand for handpieces remains uneven across, and within, the primary markets that we serve, and global demand trends for generator adoption remain in the early stages of recovery. Although the timing of a return to a more normalized environment remains uncertain, we remain cautiously optimistic with respect to the continued recovery of the cosmetic surgery market. Subject to the ongoing effects of the COVID-19 pandemic, we continue to target returning to year-over-year growth in our U.S. Advanced Energy business in the fourth quarter, and year-over-year growth in our international Advanced Energy business in early 2021. Ultimately, Apyx Medical remains well-capitalized – with $43.5 million in cash and equivalents at quarter-end – and well-positioned to weather the continued impacts of COVID-19, while investing in our primary initiatives to drive strong, long-term growth in the global cosmetic surgery market as the recovery continues.”

The following tables represent revenue by reportable segment and geography (Unaudited):

	Three Months Ended September 30,		Increase/Decrease		Nine Months Ended September 30,		Increase/Decrease
(In thousands)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Advanced Energy	$5,479	$6,094	$(615)	(10.1)%	$12,332	$15,815	$(3,483)	(22.0)%
OEM	1,475	1,481	(6)	(0.4)%	3,915	4,038	(123)	(3.0)%
Total	$6,954	$7,575	$(621)	(8.2)%	$16,247	$19,853	$(3,606)	(18.2)%

	Three Months Ended September 30,		Increase/Decrease		Nine Months Ended September 30,		Increase/Decrease
(In thousands)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Domestic	$5,214	$5,552	$(338)	(6.1)%	$12,225	$14,002	$(1,777)	(12.7)%
International	1,740	2,023	(283)	(14.0)%	4,022	5,851	(1,829)	(31.3)%
Total	$6,954	$7,575	$(621)	(8.2)%	$16,247	$19,853	$(3,606)	(18.2)%

Third Quarter 2020 Results:

Total revenue for the three months ended September 30, 2020, decreased $0.6 million, or 8.2%, to $7.0 million, compared to $7.6 million in the prior year. Advanced Energy segment sales decreased approximately $0.6 million, or 10.1% year-over-year, to $5.5 million, compared to approximately $6.1 million last year. OEM segment sales decreased 0.4% year-over-year. For the third quarter 2020, revenue in the United States decreased $0.3 million, or 6.1% year-over-year, to $5.2 million, and international revenue decreased $0.3 million, or 14.0% year-over-year, to $1.7 million. During the third quarter, we continued to see reduced demand for our products, both domestically and internationally, due to the impact of the COVID-19 pandemic.

Gross profit for the three months ended September 30, 2020, decreased $0.6 million, or 10.7% year-over-year, to $4.7 million, compared to $5.3 million in the prior year. Gross margin for the three months ended September 30, 2020, was 67.9%, compared to 69.9% for the same period in 2019. The decrease in profit margins for the three months ended September 30, 2020 from the prior period is primarily attributable to product mix within our Advanced Energy segment and higher OEM segment sales as a percentage of total sales. These were partially offset by improved product margins within our Advanced Energy segment as a result of our continued manufacturing efficiency initiatives and improved margins attributable to product mix within our OEM segment.

Operating expenses for the third quarter of 2020 decreased $1.0 million, or 9.5% year-over-year, to $9.1 million, compared to $10.1 million for the third quarter of 2019. The year-over-year change in operating expenses was primarily driven by a $1.1 million decrease in selling, general and administrative expenses and a $0.2 million decrease in professional services, partially offset by a $0.3 million increase in salaries and related costs.

Net loss for third quarter of 2020 was $3.7 million, or $(0.11) per share, compared to a net loss of $4.4 million, or $(0.13) per share, for the third quarter of 2019. The decrease in net loss was primarily due to the Company’s income tax benefit of $0.7 million related to its provision for the carryback of net operating losses for the third quarter of 2020.

First Nine Months of 2020 Results:

Total revenue for the nine months ended September 30, 2020, decreased $3.6 million, or 18.2%, to $16.2 million, compared to $19.9 million in the prior year. Advanced Energy segment sales decreased approximately $3.5 million, or 22.0% year-over-year, to $12.3 million, compared to approximately $15.8 million last year. OEM segment sales decreased $0.1 million, or 3.0% year-over-year, to $3.9 million, compared to $4.0 million last year. For the nine months ended September 30, 2020, revenue in the United States decreased $1.8 million, or 12.7% year-over-year, to $12.2 million, and international revenue decreased $1.8 million, or 31.3% year-over-year, to $4.0 million. The impact of COVID-19 has resulted in decreased demand for our products, both domestically and internationally, during the first nine months of 2020.

Net loss for nine months ended September 30, 2020 was $10.4 million, or $(0.30) per share, compared to a net loss of $14.3 million, or $(0.42) per share, for the nine months ended September 30, 2019. The decrease in net loss for the nine months ended September 30, 2020 was primarily due to the Company’s income tax benefit of $7.1 million related to its provision for the carryback of net operating losses for 2019, offset partially by lower sales, and gross profit, as a result of COVID-19, compared to the prior year period.

Fiscal Year 2020 Financial Outlook:

Given the continued challenges and uncertainties posed by the ongoing global pandemic, the Company will not be providing full year 2020 financial guidance at this time.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on November 9 to discuss the results of the quarter and to host a question and answer session. To listen to the call by phone, interested parties may dial 877-407-8289 (or 201-689-8341 for international callers) and provide access code 13711022. Participants should ask for the Apyx Medical Corporation Call. A live webcast of the call will be accessible via the Investor Relations section of the Company’s website and at:

https://78449.themediaframe.com/dataconf/productusers/apyx/mediaframe/40993/indexl.html

A telephonic replay will be available approximately two hours after the end of the call through November 23, 2020. The replay can be accessed by dialing 877-660-6853 for U.S. callers or 201-612-7415 for international callers and using the replay access code: 13711022 The webcast will be archived on the Investor Relations section of the Company’s website.

Investor Relations Contact:

Westwicke Partners on behalf of Apyx Medical Corporation
Mike Piccinino, CFA
investor.relations@apyxmedical.com

About Apyx Medical Corporation:

Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for its innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to the physicians and patients it serves. The Company’s Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion® offers surgeons and physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. The J-Plasma® system allows surgeons to operate with a high level of precision and virtually eliminating unintended tissue trauma. The Company also leverages its deep expertise and decades of experience in unique waveforms through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2019. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

APYX MEDICAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales	$6,954	$7,575	$16,247	$19,853
Cost of sales	2,229	2,281	6,444	6,322
Gross profit	4,725	5,294	9,803	13,531
Other costs and expenses:
Research and development	1,047	1,016	3,002	2,634
Professional services	1,835	2,039	5,882	5,818
Salaries and related costs	3,508	3,159	10,258	10,157
Selling, general and administrative	2,706	3,836	8,691	9,830
Total other costs and expenses	9,096	10,050	27,833	28,439
Loss from operations	(4,371)	(4,756)	(18,030)	(14,908)
Interest income	10	327	233	1,153
Interest expense	(25)	—	(39)	—
Other (loss) income, net	(63)	230	349	(265)
Total other (loss) income, net	(78)	557	543	888
Loss before income taxes	(4,449)	(4,199)	(17,487)	(14,020)
Income tax (benefit) expense	(715)	171	(7,112)	253
Net loss	(3,734)	(4,370)	(10,375)	(14,273)
Net loss attributable to non-controlling interest	(6)	—	(6)	—
Net loss attributable to APYX	$(3,728)	$(4,370)	$(10,369)	$(14,273)

Earnings (loss) per Share:
Basic and diluted	$(0.11)	$(0.13)	$(0.30)	$(0.42)

Weighted average number of shares outstanding - basic and diluted	34,216	34,078	34,193	34,039

APYX MEDICAL CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30, 2020 (Unaudited)	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$43,539	$58,812
Trade accounts receivable, net of allowance of $760 and $273	6,154	7,987
Income tax receivables	7,238	426
Other receivables	1,158	1,233
Inventories, net of provision for obsolescence of $537 and $392	5,416	5,068
Prepaid expenses and other current assets	4,159	3,207
Total current assets	67,664	76,733
Property and equipment, net of accumulated depreciation and amortization of $4,677 and $4,403	6,348	6,618
Operating lease right-of-use assets	266	350
Finance lease right-of-use assets	629	653
Other assets	508	391
Total assets	$75,415	$84,745

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,479	$2,438
Accrued expenses and other liabilities	6,588	9,396
Current portion of operating lease liabilities	118	108
Current portion of finance lease liabilities	269	229
Related party note payable	140	140
Total current liabilities	9,594	12,311
Long-term operating lease liabilities	153	235
Long-term finance lease liabilities	347	421
Contract liabilities	583	405
Other liabilities	400	114
Total liabilities	11,077	13,486
EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 34,222,505 issued and outstanding as of September 30, 2020, and 34,312,527 issued and 34,169,952 outstanding as of December 31, 2019	34	34
Additional paid-in capital	60,014	56,708
Retained earnings	4,148	14,517
Total stockholders' equity	64,196	71,259
Non-controlling interest	142	—
Total equity	64,338	71,259
Total liabilities and equity	$75,415	$84,745

APYX MEDICAL CORPORATION RECONCILIATION OF GAAP NET LOSS RESULTS TO NON-GAAP ADJUSTED EBITDA (Unaudited) (In thousands)
Use of Non-GAAP Financial Measures

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

The Company has presented the following non-GAAP financial measures in this press release: adjusted EBITDA. The Company defines adjusted EBITDA as its reported net income/(loss) attributable to APYX (GAAP) plus income tax expense, interest, depreciation and amortization, and stock-compensation expense.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss attributable to APYX GAAP Basis	$(3,728)	$(4,370)	$(10,369)	$(14,273)
Interest income	(10)	(327)	(233)	(1,153)
Interest expense	25	—	39	—
Income tax benefit	(715)	171	(7,112)	253
Depreciation and amortization	223	194	662	510
Stock based compensation	1,063	543	3,209	2,594
Adjusted EBITDA	$(3,142)	$(3,789)	$(13,804)	$(12,069)